Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-137217, 333-125139, 333-111253, 333-97891, 333-67790, 333-93407, 333-93413, 333-69761, 333-69765, 333-39189, 333-39213, 333-30771 and 333-26797) and Form S-3 (No. 333-137237) of Vital Images, Inc. of our report dated March 16, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 16, 2009